UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2025

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

Ohio Valley Banc Corp. held its annual meeting of shareholders (the “2025 Annual Meeting”) on May 14, 2025.  At the close of business on March 21, 2025, there were 4,711,001 common shares outstanding and 4,710,875 entitled to vote. At the 2025 Annual Meeting, $3,812,966, or 80.94%, of the outstanding common shares entitled to vote were represented by proxy or in person. A summary of the proposals voted upon by the shareholders and the final voting results for each such matter are set forth below. The proposals are also described in detail in the Company’s Proxy Statement filed on April 4, 2025.

Proposal 1
The Company’s shareholders elected three individuals to the Board of Directors for a term expiring in 2028, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Larry E. Miller II	3,300,781	83,423	428,762
Edward J. Robbins	3,087,877	296,327	428,762
K. Ryan Smith	3,126,460	257,744	428,762

Proposal 2
The Company’s shareholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,129,303	213,055	41,846	428,762

Proposal 3
The Company’s shareholders ratified the selection of Plante & Moran PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as set forth below:

Votes For	Votes Against	Abstentions
3,749,810	24,239	38,917

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.

Date: May 14, 2025	By:	/s/Larry E. Miller, II
Larry E. Miller, II
President and Chief Executive Officer